Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Second-Quarter Results

Strong Growth in Revenue, Operating Profit, Adjusted EBITDA and Net Income
Growth Strategy and 2023 Targets to be Provided at Investor Day in Early December

2Q Highlights:
•Total revenue up 27% as 15% organic growth and acquisitions more than offset extended pandemic-related shutdowns, primarily in Europe and Latin America
•Operating profit: GAAP $73M vs year-ago loss; non-GAAP up 51% to $111M
•Operating margin: GAAP 7.0%, up 710 bps; non-GAAP up 160 bps to 10.5%
•GAAP net income $24M, up 85%; Adjusted EBITDA up 39% to $166M
•EPS: GAAP up 74% to $.47; non-GAAP up 62% to $1.18

RICHMOND, Va., July 22, 2021 –The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the second quarter of 2021, which are summarized below.

(In millions, except for per share amounts)	Second-Quarter 2021
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,049	27%	$1,049	27%	22%
Operating Profit	$73	fav	$111	51%	48%
Operating Margin	7.0%	710 bps	10.5%	160 bps	180 bps
Net Income / Adjusted EBITDA(a)	$24	85%	$166	39%	35%
EPS	$0.47	74%	$1.18	62%	56%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2021 results at 2020 exchange rates.

Doug Pertz, president and chief executive officer, said: “Our second-quarter results clearly demonstrate the strong recovery of our business from the pandemic-related lows of 2020. On a comparable basis, in local currency, second-quarter revenue has recovered to 97% of 2019 pre-Covid levels, 92% on a U.S. dollar basis. We expect continued revenue recovery in the second half to provide a strong jumping off point for 2022, when our full-year revenue is expected to exceed comparable 2019 pre-Covid revenue levels. Our preliminary targets for 2022 continue to include adjusted EBITDA growth in the mid-teens to a range between $785 million and $825 million, and free cash flow growth to a range between $350 million and $400 million, or approximately 50% of adjusted EBITDA.

“Our strong results thus far in 2021 reflect the resiliency of our business and the continuing strength of global cash usage, despite the unexpected extension of pandemic-related shutdowns, most notably in Europe and Latin America. Given the year-to-date impact of the pandemic, and the uncertainty regarding its future impact, we now expect full-year 2021 revenue growth in the mid-to-high teens, which is in the lower half of our guidance range. We continue to expect earnings to be around the mid-point of the range, reflecting higher margins.
“We expect margin expansion to continue into 2022, when we expect to add another layer of organic growth with new digital solutions that make cash easier to manage, safer and more efficient for both retailers and financial institutions. We look forward to sharing the details behind our core and digital strategies, including 2023 financial targets, during our Investor Day event in early December.”

Conference Call
Brink’s will host a conference call on July 22 at 8:30 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at https://dpregister.com/sreg/10158231/ea8fa6812a to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through August 22, 2021 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10158231. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

2021 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

	2021 GAAP Outlook(b)	Reconciling Items(a)	2021 Non-GAAP Outlook(a)
Revenues	$4,200 – 4,600	—	4,200 – 4,600
Operating profit	364 – 454	102	466 – 556
EPS from continuing operations attributable to Brink's	$2.20 – 3.25	2.15 – 2.30	4.35 – 5.55

Operating profit margin	8.7% – 9.9%	2.2% – 2.4%	11.1% – 12.1%

Free cash flow before dividends			185 – 275

Adjusted EBITDA			660 – 750

Adjusted EBITDA margin			15.7% – 16.3%

Amounts may not add due to rounding

(a)The 2021 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021. The 2021 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021.
(b)The 2021 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Second-Quarter 2021 vs. 2020

GAAP		Organic	Acquisitions /			% Change
	2Q'20	Change	Dispositions(a)	Currency(b)	2Q'21	Total	Organic
Revenues:
North America	$274	58	21	4	357	30	21
Latin America	230	37	1	4	273	18	16
Europe	168	30	14	19	231	37	18
Rest of World	153	—	23	12	188	23	—
Segment revenues(g)	$826	125	59	39	1,049	27	15

Revenues - GAAP	$826	125	59	39	1,049	27	15

Operating profit:
North America	$8	29	4	—	41	fav	fav
Latin America	42	17	—	(2)	57	37	40
Europe	1	16	1	1	19	fav	fav
Rest of World	31	(1)	(1)	2	32	3	(2)
Segment operating profit	82	61	4	2	149	81	74
Corporate(c)	(9)	(30)	—	1	(38)	unfav	unfav
Operating profit - non-GAAP	$73	31	4	3	111	51	42

Other items not allocated to segments(d)	(74)	27	11	(1)	(37)	(50)	(36)
Operating profit - GAAP	$(1)	58	14	2	73	fav	fav

GAAP interest expense	(23)				(28)	22
GAAP interest and other income (expense)	(3)				5	fav
GAAP provision (benefit) for income taxes	(43)				23	unfav
GAAP noncontrolling interests	2				3	30
GAAP income from continuing operations(f)	14				24	75
GAAP EPS(f)	$0.27				0.47	74
GAAP weighted-average diluted shares	51.0				50.5	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2Q'20	Change	Dispositions(a)	Currency(b)	2Q'21	Total	Organic

Segment revenues - GAAP/non-GAAP	$826	125	59	39	1,049	27	15

Non-GAAP operating profit	73	31	4	3	111	51	42

Non-GAAP interest expense	(23)				(28)	21
Non-GAAP interest and other income (expense)	6				10	80
Non-GAAP provision for income taxes	18				30	67
Non-GAAP noncontrolling interests	1				4	unfav
Non-GAAP income from continuing operations(f)	37				60	60
Non-GAAP EPS(f)	$0.73				1.18	62
Non-GAAP weighted-average diluted shares	51.0				50.5	(1)

Amounts may not add due to rounding.
(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 6-7 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 8-10.
(f)Attributable to Brink's.
(g)Segment revenues equal our total reported non-GAAP revenues.
(h)In the first quarter of 2021, we changed the method for calculating the allowance for doubtful accounts of the North America segment’s U.S. business. This change in method resulted in a $12.3 million operating profit increase in the segment, which was offset by a $12.3 million increase to Corporate expense, resulting in no impact to consolidated operating profit for the quarter. Historically, all Brink’s business units followed an internal Company policy for determining an allowance for doubtful accounts and the allowances were then reconciled to the required U.S. GAAP estimated consolidated allowance, with any differences reported as part of Corporate expense. Other than for the U.S. business, the reconciling differences were not significant. We changed the U.S. calculation of the allowance in order to more closely align it with the U.S. GAAP consolidated calculation and to minimize reconciling differences, resulting in the offsetting $12.3 million adjustments to align the methods.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Six Months Ended June 30,

GAAP		Organic	Acquisitions /			% Change
	2020	Change	Dispositions(a)	Currency(b)	2021	Total	Organic
Revenues:
North America	$615	30	23	6	674	10	5
Latin America	529	38	7	(31)	543	2	7
Europe	294	4	110	36	445	51	1
Rest of World	260	(3)	90	19	365	40	(1)
Segment revenues(g)	$1,699	69	229	30	2,027	19	4

Revenues - GAAP	$1,699	69	229	30	2,027	19	4

Operating profit:
North America(h)	$22	48	4	—	73	fav	fav
Latin America	102	24	—	(11)	116	13	23
Europe	3	16	8	2	29	fav	fav
Rest of World	45	10	4	3	62	40	23
Segment operating profit	172	98	17	(5)	281	63	57
Corporate(c)(h)	(36)	(48)	—	3	(80)	unfav	unfav
Operating profit - non-GAAP	$136	50	17	(2)	201	47	37

Other items not allocated to segments(d)	(111)	37	11	(2)	(66)	(41)	(33)
Operating profit - GAAP	$25	87	27	(4)	135	fav	fav

GAAP interest expense	(43)				(55)	28

GAAP interest and other income (expense)	(19)				(1)	(95)

GAAP provision (benefit) for income taxes	(55)				36	unfav

GAAP noncontrolling interests	3				6	73

GAAP income from continuing operations(f)	16				37	fav

GAAP EPS(f)	$0.30				0.73	fav

GAAP weighted-average diluted shares	51.2				50.5	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2020	Change	Dispositions(a)	Currency(b)	2021	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,699	69	229	30	2,027	19	4

Non-GAAP operating profit	$136	50	17	(2)	201	47	37

Non-GAAP interest expense	(42)				(55)	29

Non-GAAP interest and other income (expense)	1				11	fav

Non-GAAP provision for income taxes	30				50	67

Non-GAAP noncontrolling interests	2				6	unfav

Non-GAAP income from continuing operations(f)	63				101	59

Non-GAAP EPS(f)	$1.23				1.99	62

Non-GAAP weighted-average diluted shares	51.2				50.5	(1)

Amounts may not add due to rounding.

See page 3 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2021 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, free cash flow (and drivers thereof), 2022 financial targets, expected economic recovery, demand for our services in future periods, future costs related to reorganization and restructuring, and our three-year strategic plan. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020, and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2020 and 2021 (Unaudited)
(In millions, except for percentages)

	Revenues
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Revenues:
North America	$340.9	274.3	316.8	329.4	1,261.4	$317.1	356.8	673.9
Latin America	299.0	230.4	256.7	285.8	1,071.9	269.7	272.8	542.5
Europe	126.3	167.9	224.0	235.6	753.8	214.4	230.8	445.2
Rest of World	106.6	153.4	173.0	170.8	603.8	176.5	188.4	364.9
Segment revenues - GAAP and Non-GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	2,026.5

	Operating Profit
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating profit:
North America(a)	$13.4	8.4	24.1	45.8	91.7	$32.3	41.1	73.4
Latin America	60.5	41.8	51.1	80.2	233.6	58.7	57.1	115.8
Europe	2.1	1.2	18.8	29.1	51.2	10.6	18.7	29.3
Rest of World	13.6	31.0	36.1	36.4	117.1	30.4	31.9	62.3
Corporate(a)	(26.5)	(9.2)	(30.2)	(46.4)	(112.3)	(41.9)	(38.2)	(80.1)
Non-GAAP	63.1	73.2	99.9	145.1	381.3	90.1	110.6	200.7

Other items not allocated to segments(b)
Reorganization and Restructuring	(5.6)	(39.0)	(5.1)	(16.9)	(66.6)	(6.6)	(15.1)	(21.7)
Acquisitions and dispositions	(19.1)	(30.9)	(16.2)	(16.9)	(83.1)	(18.7)	(20.5)	(39.2)
Argentina highly inflationary impact	(2.4)	(2.8)	(3.2)	(2.3)	(10.7)	(3.9)	(2.6)	(6.5)
Internal loss	(9.6)	(1.2)	0.9	3.0	(6.9)	0.8	0.9	1.7
Reporting compliance	(0.2)	(0.3)	0.1	(0.1)	(0.5)	—	—	—
GAAP	$26.2	(1.0)	76.4	111.9	213.5	$61.7	73.3	135.0

	Margin
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Margin:
North America	3.9%	3.1	7.6	13.9	7.3	10.2%	11.5	10.9
Latin America	20.2	18.1	19.9	28.1	21.8	21.8	20.9	21.3
Europe	1.7	0.7	8.4	12.4	6.8	4.9	8.1	6.6
Rest of World	12.8	20.2	20.9	21.3	19.4	17.2	16.9	17.1
Non-GAAP	7.2	8.9	10.3	14.2	10.3	9.2	10.5	9.9

Other items not allocated to segments(b)	(4.2)	(9.0)	(2.4)	(3.2)	(4.5)	(2.9)	(3.5)	(3.2)
GAAP	3.0%	(0.1)	7.9	11.0	5.8	6.3%	7.0	6.7

(a)In the first quarter of 2021, we changed the method for calculating the allowance for doubtful accounts of the North America segment’s U.S. business. This change in method resulted in a $12.3 million operating profit increase in the segment, which was offset by a $12.3 million increase to Corporate expense, resulting in no impact to consolidated operating profit for the quarter. Historically, all Brink’s business units followed an internal Company policy for determining an allowance for doubtful accounts and the allowances were then reconciled to the required U.S. GAAP estimated consolidated allowance, with any differences reported as part of Corporate expense. Other than for the U.S. business, the reconciling differences were not significant. We changed the U.S. calculation of the allowance in order to more closely align it with the U.S. GAAP consolidated calculation and to minimize reconciling differences, resulting in the offsetting $12.3 million adjustments to align the methods.
(b)See explanation of items on page 7.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $21.7 million net costs in the first six months of 2021, primarily severance costs. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $4 million and $6 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2021 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $22.6 million in the first six months of 2021.
•We incurred $6.9 million in integration costs, primarily related to G4S, in the first six months of 2021.
•Transaction costs related to business acquisitions were $4.3 million in the first six months of 2021.
•Restructuring costs related to acquisitions were $4.6 million in the first six months of 2021.
•Compensation expense related to the retention of key PAI employees was $0.6 million in the first six months of 2021.

2020 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.
•We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020.
•Transaction costs related to business acquisitions were $19.3 million in 2020.
•Restructuring costs related to acquisitions were $4.7 million in 2020.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first six months of 2021, we recognized $6.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $5.0 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement of funds was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2020, we incurred an additional $0.3 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in 2020 for an additional $6.6 million. In the first six months of 2021, we recognized a decrease in bad debt expense of $2.7 million, primarily related to collection of these receivables. This estimate will continue to be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. We also recognized $0.9 million of legal charges in the first six months of 2021 as we attempt to collect additional insurance recoveries related to these receivables. At June 30, 2021, we have recorded a $9.5 million allowance on $9.7 million of accounts receivable, or 98%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2020 and the first six months of 2021 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard (amounts were not significant in the first six months of 2021 and $0.5 million in 2020).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 7 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2021 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '20			YTD '21
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$(36.6)	(55.4)	151.4%	$78.7	36.3	46.1%
Retirement plans(c)	15.8	3.7		13.1	3.7
Reorganization and Restructuring(a)	44.6	10.3		21.7	5.3
Acquisitions and dispositions(a)	54.5	5.7		39.0	2.2
Argentina highly inflationary impact(a)	5.2	(0.5)		6.5	(0.6)
Internal loss(a)	10.8	2.5		(1.7)	(0.7)
Reporting compliance(a)	0.5	—		—	—
Income tax rate adjustment(b)	—	63.9		—	4.2
Non-GAAP	$94.8	30.2	31.8%	$157.3	50.4	32.0%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 6-7 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 32.0% for 2021 and was 31.8% for 2020.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans are also excluded from non-GAAP results.
(d)There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the periods presented.
(f)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
(g)Because we reported a loss from continuing operations on a GAAP basis in the third quarter of 2020, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the third quarter of 2020, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Revenues:
GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	2,026.5
Non-GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	2,026.5

Operating profit (loss):
GAAP	$26.2	(1.0)	76.4	111.9	213.5	$61.7	73.3	135.0
Reorganization and Restructuring(a)	5.6	39.0	5.1	16.9	66.6	6.6	15.1	21.7
Acquisitions and dispositions(a)	19.1	30.9	16.2	16.9	83.1	18.7	20.5	39.2
Argentina highly inflationary impact(a)	2.4	2.8	3.2	2.3	10.7	3.9	2.6	6.5
Internal loss(a)	9.6	1.2	(0.9)	(3.0)	6.9	(0.8)	(0.9)	(1.7)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—
Non-GAAP	$63.1	73.2	99.9	145.1	381.3	$90.1	110.6	200.7

Operating margin:
GAAP margin	3.0%	(0.1)%	7.9%	11.0%	5.8%	6.3%	7.0%	6.7%

Non-GAAP margin	7.2%	8.9%	10.3%	14.2%	10.3%	9.2%	10.5%	9.9%

Interest expense:
GAAP	$(20.0)	(23.2)	(27.1)	(26.2)	(96.5)	$(27.2)	(28.2)	(55.4)
Acquisitions and dispositions(a)	0.7	0.3	0.5	0.4	1.9	0.3	0.5	0.8
Non-GAAP	$(19.3)	(22.9)	(26.6)	(25.8)	(94.6)	$(26.9)	(27.7)	(54.6)

Interest and other income (expense):
GAAP	$(15.6)	(3.0)	(12.8)	(6.3)	(37.7)	$(5.5)	4.6	(0.9)
Retirement plans(c)	7.7	8.1	8.7	9.3	33.8	6.4	6.7	13.1
Reorganization and Restructuring(a)	—	—	0.5	—	0.5	—	—	—
Acquisitions and dispositions(a)	3.0	0.5	0.4	2.6	6.5	0.2	(1.2)	(1.0)
Argentina highly inflationary impact(a)	—	—	—	(0.1)	(0.1)	—	—	—
Non-GAAP	$(4.9)	5.6	(3.2)	5.5	3.0	$1.1	10.1	11.2

Taxes:
GAAP	$(12.2)	(43.2)	58.9	53.1	56.6	$13.6	22.7	36.3
Retirement plans(c)	1.8	1.9	2.1	2.1	7.9	1.9	1.8	3.7
Reorganization and Restructuring(a)	1.3	9.0	1.3	4.2	15.8	1.6	3.7	5.3
Acquisitions and dispositions(a)	2.1	3.6	4.0	1.9	11.6	0.5	1.7	2.2
Argentina highly inflationary impact(a)	(0.2)	(0.3)	(0.2)	(0.6)	(1.3)	(0.3)	(0.3)	(0.6)
Internal loss(a)	2.2	0.3	(0.2)	(0.7)	1.6	(0.4)	(0.3)	(0.7)
Income tax rate adjustment(b)	17.4	46.5	(43.6)	(20.3)	—	3.7	0.5	4.2
Non-GAAP	$12.4	17.8	22.3	39.7	92.2	$20.6	29.8	50.4

Noncontrolling interests:
GAAP	$1.0	2.3	1.4	1.2	5.9	$2.7	3.0	5.7
Reorganization and Restructuring(a)	0.1	—	0.2	—	0.3	0.1	0.4	0.5
Acquisitions and dispositions(a)	—	0.1	0.2	0.2	0.5	0.5	(0.1)	0.4
Income tax rate adjustment(b)	(0.4)	(1.6)	1.0	1.0	—	(0.7)	0.4	(0.3)
Non-GAAP	$0.7	0.8	2.8	2.4	6.7	$2.6	3.7	6.3

Amounts may not add due to rounding.
See page 8 for footnote explanations.

	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Income (loss) from continuing operations attributable to Brink's:
GAAP	$1.8	13.7	(23.8)	25.1	16.8	$12.7	24.0	36.7
Retirement plans(c)	5.9	6.2	6.6	7.2	25.9	4.5	4.9	9.4
Reorganization and Restructuring(a)	4.2	30.0	4.1	12.7	51.0	4.9	11.0	15.9
Acquisitions and dispositions(a)	20.7	28.0	12.9	17.8	79.4	18.2	18.2	36.4
Argentina highly inflationary impact(a)	2.6	3.1	3.4	2.8	11.9	4.2	2.9	7.1
Internal loss(a)	7.4	0.9	(0.7)	(2.3)	5.3	(0.4)	(0.6)	(1.0)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—
Income tax rate adjustment(b)	(17.0)	(44.9)	42.6	19.3	—	(3.0)	(0.9)	(3.9)
Non-GAAP	$25.8	37.3	45.0	82.7	190.8	$41.1	59.5	100.6

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$1.8	12.9	(23.9)	25.2	16.0	$12.7	23.9	36.6
Interest expense - GAAP	20.0	23.2	27.1	26.2	96.5	27.2	28.2	55.4
Income tax provision - GAAP	(12.2)	(43.2)	58.9	53.1	56.6	13.6	22.7	36.3
Depreciation and amortization - GAAP	45.0	52.1	55.1	54.6	206.8	54.8	61.7	116.5
EBITDA	$54.6	45.0	117.2	159.1	375.9	$108.3	136.5	244.8
Discontinued operations - GAAP	—	0.8	0.1	(0.1)	0.8	—	0.1	0.1
Retirement plans(c)	7.7	8.1	8.7	9.3	33.8	6.4	6.7	13.1
Reorganization and Restructuring(a)	5.5	38.7	4.8	16.5	65.5	6.4	14.6	21.0
Acquisitions and dispositions(a)	14.7	22.2	7.0	9.1	53.0	8.5	6.6	15.1
Argentina highly inflationary impact(a)	1.7	2.1	2.4	2.6	8.8	3.4	2.1	5.5
Internal loss(a)	9.6	1.2	(0.9)	(3.0)	6.9	(0.8)	(0.9)	(1.7)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—
Income tax rate adjustment(b)	0.4	1.6	(1.0)	(1.0)	—	0.7	(0.4)	0.3
Share-based compensation(d)	7.2	5.4	8.7	10.0	31.3	7.6	11.1	18.7
Marketable securities (gain) loss(e)	2.5	(5.9)	1.1	(8.2)	(10.5)	(3.4)	(10.8)	(14.2)
Adjusted EBITDA	$104.1	119.5	148.0	194.4	566.0	$137.1	165.6	302.7

EPS:
GAAP	$0.03	0.27	(0.47)	0.50	0.33	$0.25	0.47	0.73
Retirement plans(c)	0.12	0.12	0.13	0.14	0.51	0.09	0.10	0.19
Reorganization and Restructuring costs(a)	0.08	0.59	0.08	0.25	1.00	0.10	0.22	0.32
Acquisitions and dispositions(a)	0.40	0.55	0.26	0.35	1.56	0.36	0.36	0.72
Argentina highly inflationary impact(a)	0.05	0.06	0.07	0.06	0.23	0.08	0.06	0.14
Internal loss(a)	0.14	0.02	(0.01)	(0.05)	0.10	(0.01)	(0.01)	(0.02)
Reporting compliance(a)	—	0.01	—	—	0.01	—	—	—
Income tax rate adjustment(b)	(0.33)	(0.88)	0.84	0.38	—	(0.06)	(0.02)	(0.08)
Share adjustment(g)	—	—	—	—	—	—	—	—
Non-GAAP	$0.50	0.73	0.89	1.64	3.76	$0.81	1.18	1.99

Depreciation and Amortization:
GAAP	$45.0	52.1	55.1	54.6	206.8	$54.8	61.7	116.5
Reorganization and Restructuring costs(a)	—	(0.3)	(0.6)	(0.4)	(1.3)	(0.1)	(0.1)	(0.2)
Acquisitions and dispositions(a)	(7.4)	(9.1)	(9.4)	(10.2)	(36.1)	(9.9)	(12.8)	(22.7)
Argentina highly inflationary impact(a)	(0.7)	(0.7)	(0.8)	0.4	(1.8)	(0.5)	(0.5)	(1.0)
Non-GAAP	$36.9	42.0	44.3	44.4	167.6	$44.3	48.3	92.6

Amounts may not add due to rounding.
See page 8 for footnote explanations.